Exhibit 99.1

Earnings Press Release

Gulfstream International Group, Inc. Reports Significant Improvement

in Operating Income and Net Income for the First Quarter 2009

Fort Lauderdale, Florida, May 4, 2009 — Gulfstream International Group, Inc. (NYSE Amex: GIA) today reported financial results for the first quarter of 2009. Key points include:

•	Operating income was $1,820,000 for the March 2009 quarter, compared to an operating loss of $1,932,000 for the first quarter of 2008.
•	Net income was $730,000 for the March 2009 quarter, or $0.19 per diluted share, compared to a net loss of $1,286,000, or ($0.44) per diluted share, for the comparable quarter last year.

Commenting on Gulfstream’s March 2009 operating results, David F. Hackett, President and Chief Executive Officer, stated, “We are very pleased with the improvement in our operating results for the March 2009 quarter, particularly given the difficult economic environment. Our year-over-year performance turnaround relates directly to the aggressive business plan adopted early in 2008 to strengthen liquidity and improve profitability at a time when jet fuel prices were at record highs and the economy was showing clear signs of weakening. The key elements of our plan included implementing a rapid reduction in network capacity of 35-40% primarily through the sale of eight Embraer Brasilia aircraft; redeploying aircraft to more profitable routes; increasing average fares and initiating excess baggage fees; and implementing significant structural and capacity-related cost reductions throughout the organization. These revenue initiatives, capacity adjustments and cost reductions resulted in the major profitability turnaround reported for the first quarter of 2009. We expect continued benefit from these initiatives throughout the remainder of the year, especially if the recent environment of relatively stable jet fuel prices continues. I would like to thank our 600+ Gulfstream team members whose commitment and efforts enabled us to return to profitability after a very challenging year.”

First Quarter Revenue and Capacity

Total revenue declined 24.6% to $23.6 million for the March 2009 quarter. Airline passenger revenue for the March 2009 quarter declined 36.8% to $17.5 million due primarily to capacity reductions implemented in October 2008. Available seat miles (ASM) declined 41.2% for the March 2009 quarter compared to last year, and revenue passenger miles (RPM) declined 38.7%. As a result, the load factor increased 2.4 points to 59.7% this quarter from 57.3% for the March 2008 quarter. The average passenger fare for the March 2009 quarter was $151.74, or 12.7% higher than for the first quarter of 2008. The decline in scheduled passenger revenue was partially offset by $2.0 million of Essential Air Service revenue associated with five new routes initiated from Continental Airline’s Cleveland hub in October 2008. In addition, revenue from the Cuba charter operation increased 7.5% to $2.2 million during the March 2009 quarter compared to the same period last year.

First Quarter Operations

Total operating expenses declined 34.4% to $21.8 million for the first quarter of 2009. Aircraft fuel expense declined 57.7% to $3.1 million for the March 2009 quarter due to a combination of capacity reductions and lower fuel prices. The average price per gallon for jet fuel, excluding the effect of fuel hedges, was $1.76 for the March 2009 quarter, compared to $2.98 for the first quarter of 2008. Fuel expense for the March 2009 quarter included $337,000 to settle unfavorable fuel hedge contracts that terminated in February 2009. In addition, aircraft rent expense for the March 2009 quarter included additional expense of $203,000 associated with a lease provision that was intended by the lessor to recoup past aircraft rent concessions, if future jet fuel prices declined below a certain threshold. The lease provision caps the total adjustment at $315,000.

About Gulfstream International Group, Inc.

Gulfstream International Group, Inc. is a holding company that operates two independent subsidiaries: Gulfstream International Airlines, Inc. (“Gulfstream”) and Gulfstream Training Academy, Inc. (the “Academy”). Gulfstream is a

commercial airline currently operating more than 150 scheduled flights per day, serving nine destinations in Florida, ten destinations in the Bahamas, and five destinations from Continental Airline’s Cleveland hub under the Department of Transportation’s Essential Air Service Program. The Academy provides flight training services to licensed commercial pilots. For more information on the company, visit the company’s website at http://www.gulfstreamair.com.

Special Note Regarding Forward-Looking Statements

In addition to historical information, this release contains forward-looking statements. Gulfstream may, from time-to-time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things: its business strategy; its value proposition; the market opportunity for its services, including expected demand for its services; information regarding the replacement, deployment, acquisition and financing of certain numbers and types of aircraft, and projected expenses associated therewith; costs of compliance with FAA regulations, Department of Homeland Security regulations and other rules and acts of Congress; the ability to pass taxes, fuel costs, inflation, and various expenses to its customers; certain projected financial obligations; estimates regarding capital requirements; and any other plans, objectives, expectations and intentions contained in this release that are not historical facts.

These statements, in addition to statements made in conjunction with the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions, are forward-looking statements. These statements relate to future events or future financial performance and only reflect management’s expectations and estimates. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Gulfstream as of such date. The following is a list of factors, among others, that could cause actual results to differ materially from the forward-looking statements: changes to external competitive, business, budgeting, fuel cost or supply, weather or economic conditions; changes in its relationships with employees or code share partners; availability and cost of funds for financing new aircraft and the ability to profitably manage its existing fleet; adverse reaction and publicity that might result from any accidents; the impact of current or future laws and government investigations and regulations affecting the airline industry and its operations; additional terrorist attacks; and consumer unwillingness to incur greater costs for flights.

Gulfstream assumes no obligation to update any forward-looking statement. Risk factors, cautionary statements and other conditions which could cause actual results to differ from management’s current expectations are contained in Gulfstream's filings with the Securities and Exchange Commission, including Part I, Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the Year Ended December 31, 2008.

Contact: Robert M. Brown, Chief Financial Officer, (954) 985-1500 (x236).

Gulfstream International Group, Inc.

Consolidated Statement of Operations

(Unaudited)

	Three Months Ended March 31,		Difference
	2008	2009	Inc / (Dec)	% Change
	(In thousands, except per share data)

Operating Revenues
Passenger revenue	$27,737	$17,532	$(10,205)	-36.8%
Academy, charter and other revenue	3,518	6,044	2,526	71.8%
Total Operating Revenues	31,255	23,576	(7,679)	-24.6%

Operating Expenses
Flight operations	3,824	3,065	(759)	-19.8%
Aircraft fuel	8,186	3,461	(4,725)	-57.7%
Maintenance	7,577	5,470	(2,107)	-27.8%
Passenger and traffic service	6,653	4,827	(1,826)	-27.4%
Aircraft rent	1,684	1,646	(38)	-2.3%
Promotion and sales	2,154	1,303	(851)	-39.5%
General and administrative	2,034	1,697	(337)	-16.6%
Depreciation and amortization	1,075	287	(788)	-73.3%
Total Operating Expenses	33,187	21,756	(11,431)	-34.4%

Operating income (loss)	(1,932)	1,820	3,752

Non-operating Income (Expense)
Interest expense	(154)	(584)	(430)	279.2%
Interest Income	15	7	(8)
Other income (expense)	1	(65)	(66)
Total Non-operating Expense	(138)	(642)	(504)	365.2%

Income (loss) before provision for income taxes	(2,070)	1,178	3,248
Income tax provision (benefit)	(784)	448	1,232

Net income (loss)	$(1,286)	$730	$2,016
Net income (loss) per share:
Basic	$(0.44)	$0.25	$0.69
Diluted	$(0.44)	$0.19	$0.63
Shares used in calculating net income (loss) per share:
Basic	2,949	2,960	11
Diluted	2,949	3,293	344

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